Exhibit 99.1

Vycor Medical Reports Financial Results for the Period ended March 31st, 2017

BOCA RATON, FL (May 11, 2017) – Vycor Medical, Inc. (Vycor) (OTCQB: VYCO), a provider of innovative and superior surgical and therapeutic solutions, reported financial results for the period ended March 31, 2017.

Vycor’s revenues for the period ended March 31, 2017 were $428,000 compared to $400,000 for 2016. Cash Operating Loss[1] was $87,000, as compared to $197,000 for the same period in 2016, a reduction of 56% and Operating Loss was $300,000, compared to $515,000, a reduction of 42%.

Highlights

●	Vycor’s VBAS sales grew by 22% for the period ending March 31, 2017 in the US compared to the same period in 2016. International sales were lower however; international sales tend to be irregular as distributors follow a pattern of placing large stocking orders.

●	A new clinical study on Vycor’s VBAS was published during the period, demonstrating a novel technique combining VBAS, neuronavigation and microsurgery. The VBAS was fundamental to this study, which concluded that the combination improves safety and patient outcomes and has broad value for the resection of a variety of deep brain lesions. In addition, a congress poster presented by surgeons at Weill Cornell was published in the Journal of Neurosurgery; this demonstrated using VBAS in effective surgery to anterior artery aneurisms and lesions of the anterior third ventricles. A total of 18 papers have now been published or presented demonstrating the clinical benefits of VBAS, 12 in the last two years.

●	During the period the US patent office issued an intent to grant two additional patents covering Vycor’s navigation-equipped VBAS. The two patents cover Vycor’s novel systems for integrating neuro-navigation into the VBAS assembly without sacrificing the surgeon’s unparalleled ability to visually inspect the tissue underlying the VBAS introducer. The integration of IGS with our VBAS provides the surgeon with the unique ability to simultaneously optically and electronically visualize the location of the VBAS retractor and the patient’s tissue, to ensure the full opportunity to observe and address any conditions observed during the entire medical procedure. VBAS now has 18 granted/issued and 13 pending patents for VBAS technologies, while NovaVision has 41 granted/issued and 2 pending patents for its technologies.

●	NovaVision sales grew by 14% for the period ending March 31, 2017 compared to 2016 and new VRT/Suite patient starts were up 54%. NovaVision currently has over 260 patients undergoing its therapies in the US and internationally. Patient compliance is also strong, with over 80% of patients completing the full 6 months of VRT, and almost 30% extending for additional therapy beyond 6 months.

1 Operating Loss before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

Management Commentary

“Vycor’s results show the Company continuing to deliver on its publicly stated strategic plan, with VBAS increasing its market adoption particularly in the US, aided by increased clinical data. NovaVision’s patient volumes have now outstripped the impact of our lowered pricing to patients, so we are now seeing an improvement in revenues. We continue to decrease our Cash Operating Loss[2], which reduced to $87,000 for the quarter compared to $197,000 for the same period in 2016,” said Peter Zachariou, CEO of Vycor Medical.

Period ended March 31, 2017 Financial Results

Revenue totaled $428,000 in the period ended March 31, 2017, as compared to $400,000 for the prior year, an increase of 7%. Vycor Medical’s revenue in the period increased by $21,000 to $370,000, reflecting increased sales in the US offset by lower sales internationally, with gross margin of 89% versus 82% for the same period in 2016. NovaVision sales grew by 14% with new VRT/Suite patient starts for the period increasing by 54% over the same period in 2016.

Operating Expenses in the period ended March 31, 2017 totaled $680,000 as compared to $848,000 in the prior year period, a reduction of 20%, and Cash Operating Expenses[3] were $467,000 as compared to $530,000, a reduction of 12%. Operating Loss was $300,000, compared to $515,000 for the same period in 2016, a reduction of 42%, and Cash Operating Loss2 was $87,000, as compared to $197,000, a reduction of 56%.

Net Loss for the period ended March 31, 2017 was $313,000 as compared to $528,000 in 2016.

In January and February 2017 Vycor raised a gross total of $1,275,000 through a Private Placement of Common Stock and warrants convertible into Common Stock entirely from its existing shareholders.

About Vycor Medical, Inc.

Vycor Medical (OTCQB: VYCO) is dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions. The company has a portfolio of FDA cleared or registered medical solutions that are changing and improving lives every day. The company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Non-GAAP Measures

We make reference to non-GAAP financial information in this press release together with a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures. Specifically, we have provided non-GAAP Cash Operating Expenses and non-GAAP Cash Operating Loss measures that exclude Depreciation, Amortization and non-cash Stock Compensation.

2 Operating Loss before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

3 Operating Expenses before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

We believe that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of our ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures in this press release.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

VYCOR MEDICAL, INC.
Consolidated Statements of Comprehensive Loss

	For the three months ended March 31,
	2017	2016

Revenue	$428,399	$400,085
Cost of Goods Sold	47,976	67,238
Gross Profit	380,423	332,847

Operating expenses:
Depreciation and Amortization	69,372	63,283
General and administrative	610,773	784,342
Total Operating expenses	680,145	847,625
Operating loss	(299,722)	(514,778)

Other income (expense)
Interest expense: Related Party	(678)	-
Interest expense: Other	(12,043)	(11,980)
Loss on foreign currency exchange	(348)	(806)
Total Other Income (expense)	(13,069)	(12,786)

Loss Before Credit for Income Taxes	(312,791)	(527,564)
Credit for income taxes	-	-
Net Loss	(312,791)	(527,564)
Preferred stock dividends	(162,186)	(88,318)
Net Loss available to common shareholders	(474,977)	(615,882)
Comprehensive Loss
Foreign Currency Translation Adjustment	-	-
Comprehensive Loss	(474,977)	(615,882)

Net Loss Per Share
Basic and diluted	$(0.03)	$(0.06)

Weighted Average Number of Shares Outstanding – Basic and Diluted	15,247,264	10,934,887

Reconciliation of Non GAAP Cash Operating Expenses and Non GAAP Cash Operating Loss Before Depreciation, Amortization and Other Non-Cash Items

	For the three months ended March 31,
	2017	2016

GAAP Operating Expenses	$(680,145)	$(847,625)

Non-cash depreciation	39,380	26,852
Non-cash amortization of intangible assets	29,992	36,431
Non-cash stock-based compensation	143,547	254,763

Non GAAP Cash Operating Expenses	$(467,226)	$(529,580)

GAAP Operating Loss	$(299,722)	$(514,780)

Non-cash depreciation	39,380	26,852
Non-cash amortization of intangible assets	29,992	36,431
Non-cash stock-based compensation	143,547	254,763

Non GAAP Operating loss Before
Depreciation and Amortization	$(86,803)	$(196,734)

Vycor Medical, Inc Contacts:

6401 Congress Avenue

Suite 140

Boca Raton, FL. 33487

(561) 558-2020

info@vycormedical.com